QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.3

June 7, 2016

The Securities and Exchange Commission

Re: F-10 Registration Statement of Suncor Energy Inc. (the "Corporation")

Dear Sirs/Mesdames:

We hereby consent to references to our firm name on the face page of the registration statement on Form F-10 dated June 7, 2016 (the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Act") and under the headings "Eligibility for Investment", "Certain Canadian Federal Income Tax Considerations" and "Legal Matters" in the prospectus of the Corporation that forms a part of the Registration Statement and to the reference to our opinions under the headings "Eligibility for Investment" and "Certain Canadian Federal Income Tax Considerations". In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules thereunder.

Yours truly,

/s/ Burnet, Duckworth & Palmer LLP

Burnet, Duckworth & Palmer LLP

QuickLinks

  EXHIBIT 5.3